Exhibit 99.1

AT THE COMPANY
Hande Tuney, Investor Relations
(800) 831-4826

CENTERLINE HOLDING COMPANY REPORTS
FOURTH QUARTER 2008 FINANCIAL RESULTS

New York, NY – March 10, 2009 – Centerline Holding Company (OTC:CLNH) (“Centerline” or the “Company”), the parent company of Centerline Capital Group, a provider of real estate financial and asset management services, today announced financial results for the fourth quarter and twelve months ended December 31, 2008.

Fourth Quarter Highlights:

à
Reported an adjusted Loss Per Share (“Adjusted EPS”)(a) of ($0.65) for the three months ended December 31, 2008, as compared to Adjusted EPS of ($0.98) for the three months ended December 31, 2007;  Adjusted EPS, excluding certain non-cash items, was ($0.04) for the three months ended December 31, 2008, as compared to Adjusted EPS, excluding certain non-cash items of $0.30 for the three months ended December 31, 2007.  Net Loss per diluted share was  ($1.22) for the three months ended December 31, 2008, as compared to Net Loss per diluted share of ($1.15) for the three months ended December 31, 2007;

à
Closed an agreement with its bank lenders modifying the Company's corporate debt facilities and extending the maturity date of its term loan to December 31, 2009 and its revolving credit facility to September 30, 2010.  Through the date of this news release, $19.2 million of the $68.9 million term loan balance outstanding as of December 31, 2008 has been repaid;

à	Expanded direct Assets Under Management (“AUM”) – AUM grew to over $14.0 billion, an increase of 17.6% over the fourth quarter of 2007;

à
Originated and delivered nearly $175.0 million of multifamily loans on behalf of Fannie Mae and Freddie Mac, with an additional $47.2 million of multifamily loans originated in the fourth quarter of 2008, closed and scheduled for purchase by Fannie Mae and Freddie Mac in the first quarter of 2009;

à	Raised $11.9 million of capital for Affordable Housing tax credit funds;

à
Maintained strong credit performance in its Fannie Mae and Freddie Mac servicing portfolio; at December 31, 2008, only three loans with an outstanding balance of $32.8 million were delinquent, representing 0.37% of our $8.8 billion agency servicing portfolio;

à
Maintained strong credit in its special servicing portfolio.  At December 31, 2008, Centerline was the named special servicer on a portfolio of $113.8 billion. At that date, $973.9 million (or 0.86% of the portfolio) was delinquent, compared to the industry average of 1.16%, as reported by Trepp;

à	Recognized a $32.7 million non-cash goodwill impairment charge, a $2.0 million non-cash intangible asset impairment charge and a $15.9 million non-cash fixed asset impairment charge; and

à
Completed a refinancing of certain CMBS assets held on its balance sheet and repaid an existing repurchase loan facility. With this refinancing, Centerline has no remaining repurchase debt on its balance sheet.

(a)	See “Selected Financial Data” for a reconciliation of GAAP net income (loss) to Adjusted EPS.

Financial Highlights

The table below summarizes Centerline’s financial highlights for the three and twelve months ended December 31, 2008:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except per share data)	2008	2007	2008	2007
Revenues	$119,426	$162,347	$511,575	$572,927
Revenues as adjusted (1)	$61,397	$113,683	$258,087	$397,634
Expenses	$446,734	$188,972	$1,127,420	$653,244
Expenses as adjusted(1)	$133,117	$109,421	$506,294	$418,951
Other items	$271,647	$(25,053)	$387,510	$24,696
Other items as adjusted(1)	$16,059	$(55,940)	$19,872	$(34,304)
Income tax provision	$(1,804)	$(9,327)	$(3,823)	$(4,507)
Net Loss	$(57,465)	$(61,005)	$(232,158)	$(60,128)
Adjusted Net Loss(2)	$(27,808)	$(51,054)	$(109,680)	$(33,057)
Adjusted Net Income (Loss) (excluding certain non-cash items)(2)(3)	$2,892	$18,687	$(1,569)	$58,525
Per Share Data (diluted):
Net Loss	$(1.22)	$(1.15)	$(5.18)	$(1.19)
Adjusted EPS(2)	$(0.65)	$(0.98)	$(2.83)	$(0.72)
Adjusted EPS (excluding certain non-cash items) (2)(3)	$(0.04)	$0.30	$(0.43)	$0.93

(1) Adjusted to exclude Consolidated Partnerships. See “Adjusted Revenues” and “Selected Financial Data” for a discussion of the use of Adjusted Revenues.
(2) See “Selected Financial Data” for a reconciliation of GAAP net income (loss) to Adjusted EPS.
(3)See “Selected Financial Data” for a description of the non-cash items and their impact on earnings per share.

During the fourth quarter of 2008, Centerline’s operating results were impacted negatively by non-cash goodwill, intangible asset and fixed asset impairment charges.  As the Company announced during the third quarter of 2008, recent market conditions (including the decline in its market capitalization and the conservatorship of Fannie Mae and Freddie Mac, among other factors) led the Company to conclude that there was an indication of goodwill impairment and Centerline recorded an estimated charge of $60.0 million at that time. As a result of the assessment required under GAAP, during the fourth quarter of 2008, the Company recognized an additional non-cash goodwill impairment charge of $32.7 million, included within “write-off of goodwill and intangible assets” in the consolidated statement of operations.  Centerline continues to believe this is caused by the unfavorable market environment characterized by lack of liquidity, spread deterioration and decline in asset values as well as general economic conditions. In connection with the fourth quarter goodwill assessment, Centerline also recorded a $2.0 million impairment of mortgage banking related intangible assets.  Also during the fourth quarter of 2008, Centerline recognized a non-cash asset impairment charge of $15.9 million, to write off fixed assets related to an office space that will not be occupied.  All of these charges are included within “write-off of goodwill and intangible assets” in the consolidated statement of operations.

The decline in adjusted revenues in the fourth quarter and twelve months ended December 31, 2008, as compared to the fourth quarter and twelve months ended December 31, 2007, is driven primarily by the decrease in mortgage revenue bond interest income due to a smaller portfolio balance following the Company’s bond re-securitization transaction in December of 2007 and, to a lesser extent, by lower fee income.  The decline in fee income resulted from lower Tax Credit fund origination volume throughout 2008, compared to the 2007 periods. Also contributing to the decline was lower interest income on servicing escrow balances due to lower market rates. The decline in adjusted revenues is partially offset by interest income on the residual certificates the Company retained from the re-securitization transaction and a substantial decline in the Company’s interest expense during those periods.

Interest expense declined 54.5% and 43.0% for the fourth quarter and twelve months ended December 31, 2008, respectively, as compared to the comparable periods in 2007.  The decline in interest expense principally reflects the lower amount of average debt outstanding that resulted from debt repaid with the Company’s bond re-securitization in December 2007 and significantly lower corporate debt. Also contributing to the fourth quarter and full year 2008 decrease is a recoupment of expense incurred by Centerline Investors LLC (a subsidiary of Centerline) on behalf of one of the CMBS Fund Partnerships related to interest rate swaps terminated in 2008.

Salaries and benefits declined 41.5% and 25.2% in the fourth quarter and twelve months ended December 31, 2008, respectively, as compared to the same periods in 2007.  The decline is attributable primarily to (i) reduced expense associated with the reduction in bonus compensation; (ii) lower share-based compensation expense for shares issued in connection with Centerline’s acquisition of ARCap (now Centerline Investors) in August 2006 as the awards vest or are forfeited; and (iii) reduced salaries and benefits expense from reductions in personnel in April and November 2008, and lower severance charges in the 2008 periods.

Other general and administrative expenses increased 47.6% and 18.2% in the fourth quarter and twelve months ended December 31, 2008, respectively, as compared to the same periods in 2007.  The increase is primarily attributable to (i) an increase in rent expense; (ii) an increase in professional fees, particularly audit and legal costs, the latter partly due to litigation; and (iii) an increase in bad debt reserves related to AMAC and certain property advances.

Adjusted Revenues

Centerline’s operating results include the results of Tax Credit Fund Partnerships consolidated pursuant to FASB Interpretation 46 ( R ) or similar accounting pronouncements, as well as other Tax Credit Fund and Property Partnerships Centerline controls but that it has little or no equity interest.  As Centerline has virtually no equity interest in these partnerships, the net losses they generated were allocated almost entirely to their investors.  The consolidation, therefore, has an insignificant impact on net income (loss), although certain Centerline revenues are eliminated in consolidation and revenues and expenses of the consolidated partnerships are reflected in the income statement.

Centerline also consolidates a number of funds it manages that invest in CMBS and ReREMIC certificates (”CMBS Fund Partnerships”) and a High-Yield Debt Investment fund.  Centerline maintains an equity interest in each of these funds and participates in the profits they generate.  Adjusted equity income includes the Company’s proportionate share of the profits as well as other allocations for general partner services.

As many of the Company’s revenues are eliminated when consolidating these partnerships, the Company is presenting its revenues adjusted to exclude the impact of consolidation.

The adjusted figures presented are not in accordance with generally accepted accounting principles (“GAAP”) but are presented for the purpose of comparison and may not be comparable to adjusted figures reported by other companies.

Shareholders’ Equity and Adjusted Shareholders’ Equity

The Company’s shareholders’ equity declined significantly from $540.6 million at December 31, 2007 to negative $867.5 million at December 31, 2008.  The decrease was due primarily to the declining fair values of investments that are marked to market each reporting period, principally held by the funds we manage and consolidated due to FIN46.  As the markets for many of these investments have continued the trend begun last year and become less liquid during 2008, the decline in fair value has resulted in significant unrealized losses that reduce shareholders’ equity.

Similar to the presentation described for Adjusted Revenues, Centerline is also presenting its shareholders’ equity adjusted to exclude the impact of consolidated partnerships (see “Selected Financial Data”).  The substantial difference between the “as reported” and “as adjusted” amounts reflects the unrealized losses on mark-to-market investments in the Company’s consolidated partnerships, a large portion of which reduces its shareholders’ equity only because Centerline consolidates the funds.  In the twelve months ended December 31, 2008, the decline in shareholders’ equity caused by consolidation of these funds was approximately $867.1 million. If the losses were to be realized, we would absorb only the portion corresponding to our co-investment (typically 5%) in earnings.  The “as adjusted” amount excludes the unrealized losses in excess of our proportionate share.
In addition, during 2008, the holders of many of the Company’s Convertible CRA shares executed agreements whereby they may redeem the shares for their original issue price, although such redemption is not allowed so long as dividends are in arrears on the 11.0% Cumulative Convertible Preferred Shares.    As a result, shareholders’ equity was reduced by $127.1 million during the twelve months ended December 31, 2008, to (i) reclassify the shares as mezzanine equity; (ii) reflect the difference between the carrying amount of the shares and their fair values at the date the agreements were executed; and (iii) record amortization of the difference between the fair value and the ultimate redemption amounts.

The table below shows the difference between the Total Shareholders’ (Deficit) Equity “as reported” and “as adjusted” at December 31, 2008:

(in thousands)	December 31, 2008

Total Shareholders' Deficit, as reported	$(867,511)
Adjustments:
CMBS and High-Yield Debt Fund Partnerships
(Unrealized losses attributable to third-party minority interests)	894,711
(Our negative co-investment in these funds)	73,195
Re-securitization of Mortgage Revenue Bonds
(Accumulated other comprehensive income/loss related to those assets which will be recognized/de-recognized once sale treatment is obtained for related mortgage revenue bonds re-securitized)	7,863
Tax Credit Funds
(Accumulated other comprehensive loss related to mortgage revenue bonds held by Tax Credit Funds eliminated in consolidation)	(2,941)

Total Shareholders' Equity, as adjusted	$105,317

Centerline Fourth Quarter 2008 Business Groups Activity Summary:

Affordable Housing

	Three Months Ended December 31, 2008	Twelve Months Ended December 31, 2008
Capital Raised	(in thousands)
Tax Credit Funds	$11,931	$162,470

	Three Months Ended December 31, 2008	Twelve Months Ended December 31, 2008
Affordable Housing Mortgage Originations(1)	(in thousands)
Agency Loan Originations (Fannie Mae/Freddie Mac)	$7,562	$104,309

(1)
 Beginning in 2008, the Affordable Housing Group originates and services loans for affordable housing properties via the same agency programs used by our Commercial Real Estate Group. Prior year Affordable Housing Group mortgage originations activity is included in the Commercial Real Estate Group originations.

At December 31, 2008, Centerline’s Affordable Housing Group’s AUM was $9.8 billion, an increase of 1.7% over AUM as of December 31, 2007.

Commercial Real Estate

	Three Months Ended December 31, 2008	Twelve Months Ended December 31, 2008
Capital Deployed	(in thousands)
Agency Loan Originations (Fannie Mae/Freddie Mac)	$167,417	$896,546
Conduit/Other Loan Originations	--	11,000
Collateralized Debt Obligation (“CDO”) Securities	--	142,018
High-Yield CMBS Certificates	--	51,204
Real Estate Equity Investments	--	5,406
Total	$167,417	$1,106,174

At December 31, 2008, Centerline’s Commercial Real Estate Group’s AUM was $4.2 billion, an increase of 85.7% over AUM as of December 31, 2007.

Portfolio Management

As of December 31, 2008, Centerline serviced a primary loan portfolio of approximately $22.0 billion, a decrease of 28.5% from the level at December 31, 2007.  The decline in the servicing portfolio is primarily a result of declining securitization activity caused by the disruption in the credit markets which reduced Centerline’s volume of pre-securitization servicing.

In addition, Centerline is the named special servicer on a portfolio of $113.8 billion of CMBS as of December 31, 2008, a decrease of 2.7% from the level at December 31, 2007. The decline was primarily due to payoffs over the twelve months of 2008.

Credit Risk Products

	Three Months Ended December 31, 2008	Twelve Months Ended December 31, 2008
	(in thousands)
Revenue Bond Securitizations	$--	$--
Other Credit Intermediation (1)	$--	$68,400

Total	$--	$68,400
(1) Relates to credit default swaps for Tax Credit Fund Partnerships.

Direct Assets Under Management

As of December 31, 2008 and 2007, Centerline’s direct AUM consisted of the following:

(in millions)	2008	2007	% change
Commercial Real Estate
CMBS Funds(1)	$1,475.4	$1,475.4	0.0%
High-Yield Debt Investment Entities(1)(2)	535.7	556.6	(3.8)
Joint Venture Equity Funds(1)(3)	179.4	225.6	(20.5)
CDO Asset Management(4)	1,451.7	--	--
Third Party Commercial Loan Portfolio	550.7	--	--
Affordable Housing
Tax Credit Funds(1)	9,856.9	9,694.4	1.7
Total	$14,049.8	$11,952.0	17.6%

(1) Amounts represent committed and invested equity of investors.
(2) 2008 AUM only includes Centerline Real Estate Special Situations Mortgage Fund LLC (“CRESS”). 2007 AUM includes CRESS and American Mortgage Acceptance      Company, a commercial mortgage REIT managed by Centerline.
(3) Due to the expiration of the Joint Venture Equity Fund’s investment period during 2008, its committed equity at December 31, 2008 is $179.4 million, which represents a reduction from its previously reported committed equity of $225.6 million (includes return of capital from some of its existing properties).
(4) Excludes $270.9 million of CDO securities owned by CRESS, which are included in the High-Yield Debt Investment Entities total above. In addition, Centerline manages approximately $400 million of assets for AMAC CRE CDO I (not included in the number above as Centerline does not earn fees on this portfolio). In total, Centerline manages $2.1 billion of CDOs and earns fees from managing $1.7 billion of these CDOs.

Supplemental Financial Information

For more detailed financial information, please access the Supplemental Financial Package, available in the Investor Relations section of the Centerline website at www.centerline.com.

Please contact Centerline’s Investor Relations department at (800) 831-4826 with any questions regarding the Company’s fourth quarter financial results for the period ended December 31, 2008.

About the Company

Centerline Capital Group, a subsidiary of Centerline Holding Company (OTC: CLNH), provides real estate financial and asset management services, including institutional debt and equity fund management, mortgage banking and primary and special loan servicing. As of December 31, 2008, Centerline had more than $14 billion of assets under management. Centerline is headquartered in New York, New York and has eight offices throughout the United States. For more information, please visit Centerline's website at http://www.centerline.com or contact the Investor Relations Department directly at (800) 831-4826.

CENTERLINE HOLDING COMPANY AND SUBSIDIARIES
SELECTED FINANCIAL DATA

(unaudited)

	December 31, 2008
(in thousands)	As	Consolidated	Mortgage Revenue	As
	Reported	Partnerships	Bonds	Adjusted(1)

Assets
Cash and cash equivalents	$103,879	$-	$-	$103,879
Restricted cash	10,852			10,852
Investments
Available-for-sale	539,213	422,042	(343,494)	617,761
Equity method	31,367	-	-	31,367
Other	134,227	1,530	(3,737)	132,020
Investments in and loans to affiliates	19,222	125,155	-	144,377
Goodwill and other intangible assets, net	338,650	-	585	339,235
Deferred costs and other assets, net	135,679	8,369	(6,339)	137,709
Investments held by Consolidated Partnerships	4,997,564	(4,997,564)	-	-
Other assets of Consolidated Partnerships	1,071,354	(1,071,354)	-	-

Total Assets	$7,382,007	$(5,511,822)	$(352,985)	$1,517,200

Liabilities and Equity
Liabilities
Notes payable	$358,061	$-	$-	$358,061
Financing arrangements and secured financing	411,413	-	(348,989)	62,424
Preferred shares of subsidiary (subject to mandatory repurchase)	273,500	-	-	273,500
Accounts payable, accrued expenses and other liabilities	205,464	9,019	(2,044)	212,439
Liabilities of Consolidated Partnerships	2,619,154	(2,619,154)	-	-

Total Liabilities	3,867,592	(2,610,135)	(351,033)	906,424

Mezzanine Equity
Minority interests in consolidated subsidiaries, net of tax	75,080	-	-	75,080
Preferred shares of subsidiary (not subject to mandatory repurchase)	104,000	-	-	104,000
Redeemable securities	326,379	-	-	326,379
Partners' interests in Consolidated Partnerships	3,876,467	(3,876,467)	-	-
Total Mezzanine Equity	4,381,926	(3,876,467)	-	505,459

Total Shareholders' (Deficit) Equity	(867,511)	974,780	(1,952)	105,317

Total Liabilities and Equity	$7,382,007	$(5,511,822)	$(352,985)	$1,517,200
(1) Adjusted to exclude Consolidated Partnerships (refer to “Adjusted Revenues” section) and mortgage revenue bonds re-securitized in December 2007 not accounted for as a sale.

CENTERLINE HOLDING COMPANY AND SUBSIDIARIES
SELECTED FINANCIAL DATA

(unaudited)

	December 31, 2007
(in thousands)	As	Consolidated	Mortgage Revenue	As
	Reported	Partnerships	Bonds	Adjusted(1)

Assets
Cash and cash equivalents	$137,111	$-	$-	$137,111
Restricted cash	32,548			32,548
Investments		-	-
Available-for-sale	936,191	396,889	(522,434)	810,646
Equity method	38,761	-	-	38,761
Other	184,464	1,530	(6,425)	179,569
Investments in and loans to affiliates	107,175	68,459	-	175,634
Goodwill and other intangible assets, net	504,273	-	1,001	505,274
Deferred costs and other assets, net	141,438	6,126	(7,600)	139,964
Investments held by Consolidated Partnerships	6,375,126	(6,375,126)	-	-
Other assets of Consolidated Partnerships	1,033,115	(1,033,115)	-	-

Total Assets	$9,490,202	$(6,935,237)	$(535,458)	$2,019,507

Liabilities and Equity
Liabilities
Notes payable	$505,888	$-	$-	$505,888
Financing arrangements and secured financing	562,502	-	(548,227)	14,275
Preferred shares of subsidiary (subject to mandatory repurchase)	273,500	-	-	273,500
Accounts payable, accrued expenses and other liabilities	313,250	34	(536)	312,748
Liabilities of Consolidated Partnerships	3,160,954	(3,160,984)	30	-

Total Liabilities	4,816,094	(3,160,950)	(548,733)	1,106,411

Mezzanine Equity
Minority interests in consolidated subsidiaries, net of tax	176,716	-	-	176,716
Preferred shares of subsidiary (not subject to repurchase)	104,000	-	-	104,000
Redeemable securities	69,888	-	-	69,888
Partners' interests in Consolidated Partnerships	3,782,912	(3,782,912)	-	-
Total Mezzanine Equity	4,133,516	(3,782,912)	-	350,604

Total Shareholders' Equity	540,592	8,625	13,275	562,492

Total Liabilities and Equity	$9,490,202	$(6,935,237)	$(535,458)	$2,019,507
(1) Adjusted to exclude Consolidated Partnerships (refer to “Adjusted Revenues” section) and mortgage revenue bonds re-securitized in December 2007 not accounted for as a sale.

CENTERLINE HOLDING COMPANY AND SUBSIDIARIES
SELECTED FINANCIAL DATA

(unaudited)

(in thousands, except per share data)	Three Months Ended December 31,
	2008			2007
	As		As	As		As
	Reported	Adjustments(1)	Adjusted(1)	Reported	Adjustments(1)	Adjusted(1)
Revenues:
Interest income	$22,823	8,028	$30,851	$51,698	6,417	$58,115
Fee Income	13,672	13,833	27,505	35,676	15,995	51,671
Other (2)	1,664	1,377	3,041	3,563	334	3,897
Revenues of Consolidated Partnerships	81,267	(81,267)	-	71,410	(71,410)	-
Total revenues	119,426	(58,029)	61,397	162,347	(48,664)	113,683

Expenses:
General and administrative:
Salaries and benefits	14,815		14,815	25,304		25,304
Other	22,156		22,156	15,012		15,012
Total general and administrative expenses	36,971		36,971	40,316		40,316
Interest	22,863	-	22,863	50,238	-	50,238
Depreciation and amortization	11,680	-	11,680	11,566	-	11,566
Write-off of goodwill and intangible assets	34,723	-	34,723	7,226	-	7,226
Impairment of assets	26,880	-	26,880	75	-	75
Interest and other expenses of Consolidated Partnerships	313,617	313,617)	-	79,551	(79,551)	-
Total expenses	446,734	(313,617)	133,117	188,972	(79,551)	109,421

(Loss) income before other (loss) income	(327,308)	255,588	(71,720)	(26,625)	30,887	4,262
Equity and other loss	(349)	(5,136)	(5,485)	(5,088)	(557)	(5,645)
Repayment of mortgage revenue bonds and sale	1,793		1,793	(73,748)		(73,748)
of other assets
Other losses from Consolidated Partnerships	(68,110)	68,110	-	(107,673)	107,673	-
Loss allocated to preferred shares and minority interests, net of tax	19,751		19,751	23,453		23,453
Loss allocated to partners of Consolidated Partnerships, net	318,562	(318,562)	-	138,003	(138,003)	-
Loss before income taxes	(55,661)	-	(55,661)	(51,678)	-	(51,678)
Income tax provision	(1,804)		(1,804)	(9,327)		(9,327)
Net loss	$(57,465)	$-	$(57,465)	$(61,005)	$-	$(61,005)
Dividends for preferred and redeemable securities	(5,014)		(5,014)	(1,193)		(1,193)
Effect of redeemable share conversions	(1,315)		(1,315)	(3,390)		(3,390)
Net loss for earnings per share calculations	$(63,794)	$-	$(63,794)	$(65,588)	$-	$(65,588)
Net loss per share:
Basic and diluted	$(1.22)		$(1.22)	$(1.15)		$(1.15)
Weighted average shares outstanding:
Basic and diluted	52,643		52,643	56,959		56,959

(1) Adjusted to exclude Consolidated Partnerships. Refer to “Adjusted Revenues” section. (2) Includes prepayment penalties, expense reimbursements and other revenues.

CENTERLINE HOLDING COMPANY AND SUBSIDIARIES
SELECTED FINANCIAL DATA

(unaudited)

(in thousands, except per share data)	Twelve Months Ended December 31,
	2008			2007
	As		As	As		As
	Reported	Adjustments(1)	Adjusted(1)	Reported	Adjustments(1)	Adjusted(1)
Revenues:
Interest income	$98,677	31,637	$130,314	$209,597	23,961	$233,558
Fee Income	65,877	51,152	117,029	94,290	54,205	148,495
Other (2)	7,062	3,682	10,744	11,019	4,562	15,581
Revenues of Consolidated Partnerships	339,959	(339,959)	-	258,021	(258,021)	-
Total revenues	511,575	(253,488)	258,087	572,927	(175,293)	397,634

Expenses:
General and administrative:
Salaries and benefits	87,322		87,322	116,764		116,764
Other	77,706		77,706	65,720		65,720
Total general and administrative expenses	165,028		165,028	182,484		182,484
Interest	93,509	-	93,509	164,134	-	164,134
Depreciation and amortization	46,030	-	46,030	45,099	-	45,099
Write-off of goodwill and intangible assets	152,792		152,792	7,226	-	7,226
Impairment of assets	48,935	-	48,935	20,008	-	20,008
Interest and other expenses of Consolidated Partnerships	621,126	(621,126)	-	234,293	(234,293)	-
Total expenses	1,127,420	(621,126)	506,294	653,244	(234,293)	418,951
(Loss) income before other (loss) income	(615,845)	367,638	(248,207)	(80,317)	59,000	(21,317)
Equity and other (loss) income	(79,149)	7,823	(71,326)	(5,165)	19,727	14,562
Repayment of mortgage revenue bonds and sale of other assets	3,106		3,106	(66,752)		(66,752)
Other losses from Consolidated Partnerships	(283,767)	283,767	-	(320,166)	320,166	-
Loss allocated to preferred shares and minority interests, net of tax	88,092		88,092	17,886		17,886
Loss allocated to partners of Consolidated Partnerships, net	659,228	(659,228)	-	398,893	(398,893)	-
Loss before income taxes	(228,335)	-	(228,335)	(55,621)	-	(55,621)
Income tax provision	(3,823)		(3,823)	(4,507)		(4,507)
Net loss	$(232,158)	$-	$(232,158)	$(60,128)	$-	$(60,128)
Dividends for preferred and redeemable securities	(20,351)		(20,351)	(4,757)		(4,757)
Effect of redeemable share conversions	(16,912)		(16,912)	(3,390)		(3,390)

Net loss for earnings per share calculations	$(269,421)	$-	$(269,421)	$(68,275)	$-	$(68,275)
Net loss per share:
Basic and Diluted	$(5.18)		$(5.18)	$(1.19)		$(1.19)
Weighted average shares outstanding:
Basic and Diluted	51,997		51,997	57,175		57,175

(1) Adjusted to exclude Consolidated Partnerships. Refer to “Adjusted Revenues” section. (2) Includes prepayment penalties, expense reimbursements and other revenues.

Reconciliation of Net Income to Adjusted Earnings Per Share (“Adjusted EPS”)(1)
(in thousands, except per share data)

	Three Months Ended December 31,
	2008		2007
		EPS / EPS Impact (diluted)(2)		EPS / EPS Impact (diluted)(2)

Net loss	$(57,465)	$(1.22)	$(61,005)	$(1.15)
Amortization or write-off of acquired intangible
assets, net of minority interests	30,399	0.58	7,804	0.14
Amortization of acquisition-related share-based
compensation, net of minority interests	(742)	(0.01)	2,147	0.04
Adjusted net loss	$(27,808)	$(0.65)	$(51,054)	$(0.98)
Non-cash items:(3)
Equity losses in AMAC(4)	-	-	4,674	0.08
Loss on impairment of assets	26,880	0.51	75	0.00
Our share of losses on impairment of assets held by Consolidated Partnerships (5)	10,410	0.20	2,835	0.05
Loss (income) from free-standing derivatives	2,610	0.05	12,166	0.21
Mortgage revenue bonds re-securitized	(38)	(0.00)	77,903	1.36
Reserves on Partnership advances, net	2,666	0.05	471	0.01
Minority interest impact of above items	(11,828)	(0.23)	(28,383)	(0.49)
Adjusted net income
(excluding certain non-cash items)	$2,892		$18,687
Effect of redeemable share conversions	1,315	0.03	3,390	0.06
Adjusted EPS	$4,207	$(0.04)	$22,077	$0.30

	Twelve Months Ended December 31,
	2008		2007
		EPS / EPS Impact (diluted)(2)		EPS / EPS Impact (diluted)(2)

Net loss	$(232,158)	$(5.18)	$(60,128)	$(1.19)
Amortization or write-off of acquired intangible
assets, net of minority interests	120,540	2.32	15,806	0.27
Amortization of acquisition-related share-based
compensation, net of minority interests	1,938	0.04	11,265	0.19
Adjusted net loss	$(109,680)	$(2.83)	$(33,057)	$(0.72)
Non-cash items:(3)
Equity losses in AMAC (4)	78,056	1.50	4,012	0.07
Loss on impairment of assets	48,935	0.94	20,008	0.34
Our share of losses on impairment of assets held
by Consolidated Partnerships (5)	17,486	0.34	2,835	0.05
Loss (income) from free-standing derivatives	(492)	(0.01)	18,527	0.32
Mortgage revenue bonds re-securitized	2,793	0.05	77,903	1.34
Reserves on Partnership advances, net	2,988	0.06	5,568	0.10
Minority interest impact of above items	(41,655)	(0.80)	(37,271)	(0.64)
Adjusted net income (loss)
(excluding certain non-cash items)	$(1,569)		$58,525
Effect of redeemable share conversions	16,912	0.33	3,390	0.07
Adjusted EPS	$15,343	$(0.43)	$61,915	$0.93

(1)
We utilize Adjusted Net Income (Loss) (on a segment basis) and adjusted earnings per share ("Adjusted EPS") (on a consolidated basis) for purposes of measuring performance and capital allocation. Adjusted EPS is presented to assist investors in analyzing our performance. It is helpful as it excludes various items included in net income (loss) that we believe are not indicative of the operating performance. We define Adjusted Net Income (Loss) or Adjusted EPS as net income (loss) or EPS computed pursuant to GAAP and adjusted for non-cash amortization and write-off of acquired intangible assets and acquisition related, share-based compensation. There is no generally accepted accounting method for computing Adjusted Net Income (Loss) and Adjusted EPS and our computation may not be comparable to similar measurements reported by other companies. For further information, see Notes to our condensed consolidated financial statements included in our Form 10-K.

(2)	EPS numbers may not add down to the total due to rounding.

(3)	For a detailed description of these items, refer to the Company's Form 10-K.

(4)	Year ended December 31, 2008 includes $70.3 million reserve on loan to AMAC and $4.5 million write-off of our preferred investment in AMAC.

(5)	Represents impact of our co-investment in the CMBS Fund and High-Yield Debt Fund Partnerships.

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Certain statements in this document may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Other risks and uncertainties are detailed in Centerline Holding Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, and include, among others, business limitations caused by adverse changes in real estate and credit markets and general economic and business conditions; risks related to the form and structure of our financing arrangements; our ability to generate new income sources, raise capital for investment funds and maintain business relationships with providers and users of capital; changes in applicable laws and regulations; our tax treatment, the tax treatment of our subsidiaries and the tax treatment of our investments; competition with other companies;  risk of loss from direct and indirect investments in commercial mortgage-backed securities (“CMBS”) and collateralized debt obligations (“CDOs”) and mortgage revenue bonds; risk of loss under mortgage banking loss sharing agreements; risks associated with providing credit intermediation; and risks associated with enforcement by our creditors of any rights or remedies which they may possess. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements speak only as of the date of this document. Centerline Holding Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Centerline Holding Company's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.